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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 26, 2001


                                  E-MEDSOFT.COM


             (Exact name of registrant as specified in its charter)



             NEVADA                                          84-1037630
 (State or other jurisdiction of                          (I.R.S. employer
  incorporation or organization)                        identification number)


                         COMMISSION FILE NUMBER: 1-15587


                      1300 MARSH LANDING PARKWAY, SUITE 106
                           JACKSONVILLE, FLORIDA 32250
              (Address of principal executive offices and zip code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (904) 543-1000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        NOT APPLICABLE

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 26, 2001, we consummated a Settlement Agreement and Mutual Releases dated March 19, 2001 with PrimeRx.com, Inc., Network Pharmaceuticals, Inc., PrimeMed Pharmacy Services, Inc. and the other shareholders of PrimeRx. The purpose of the Settlement Agreement is to resolve all of the outstanding disputes among the parties by specifying the responsibility for certain obligations among the parties; allocating the ownership of Network with the principal shareholders of PrimeRx, and the ownership of PrimeRx with e-MedSoft.com. Such allocation will result from the transfer of our 29% ownership in Network in exchange for an additional 60% ownership in PrimeRx, thereby giving us an 89% ownership in PrimeRx; and providing for the continued management of Network by us on revised terms and conditions in a manner that would permit the continued consolidation of the financial statements and results of operations of Network with ours. More specifically, the Settlement Agreement provides for the following:

        - The principal shareholders of PrimeRx, other than us, agreed to exchange all of their common and preferred stock in PrimeRx for all of the issued and outstanding stock of Network, which is currently owned in its entirety by PrimeRx. After this transaction, PrimeRx will no longer have an ownership interest in Network, and the majority of the outstanding ownership interests in PrimeRx, and indirectly PrimeMed, will be owned by us.

        - We agreed that prior to May 25, 2001, we will pay all of the legitimate debts, obligations and liabilities of Network, including trade payables, that are greater than 15 days old. Further, we agreed that all inter-company obligations owing to us from Network are discharged in consideration of the other assets and benefits to be received by us under the Settlement Agreement. These assets include PrimeRx Pharmacies and ownership of all proprietary software and related technology systems in the PrimeRx business. As of March 31, 2001, we estimate the amount to be discharged is approximately $2.8 million.

        - Network is currently indebted to a commercial bank in the amount of approximately $6 million which is secured by all of the assets and outstanding stock of Network. We agreed to assume or pay this loan and to obtain a release of the security interests in the assets and common stock held by the bank prior to September 22, 2001. We also have the right to extend the time for obtaining this bank release for an additional 30 days in consideration for forgiveness of the additional advances for working capital to be made by us as discussed below. Thereafter, if we have not provided this bank release by October 22, 2001, we are obligated to pay Network an additional sum of 10% of the then unpaid balance of the bank loan. Until such time as we obtain this release, the PrimeRx shares to be exchanged for all of the outstanding stock of Network shall be held in escrow and the Network shares will be held by the bank.

        - The new principal shareholder of Network has personally guaranteed the payment of obligations to a supplier of pharmaceutical products. We have agreed to obtain



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                the release of this shareholder's personal guarantee from the pharmaceutical supplier before August 23, 2001. If we are unsuccessful in obtaining this release within the specified time period, under the Settlement Agreement we are obligated to pay this shareholder the sum of 10% of the then unpaid balance of the amount owed by Network to this supplier. We have also agreed, that prior to August 23, 2001, to obtain the release of the principal shareholder of all legitimate debts, obligations and liabilities of ours or Network's which this shareholder has either personally guaranteed or incurred direct liability excluding Network facility leases.

        - Until we have obtained the bank release described above, we will provide working capital funding to Network in the amount of $300,000 per month. These advances together with interest are to be repaid in full by Network no later than one (1) year following delivery of the bank release. In the event we are unsuccessful in obtaining the bank release within the time period provided, we agreed to contribute these advances to the capital of Network as additional consideration for this transaction. The new principal shareholder of Network has unconditionally and personally guaranteed Network's obligation to repay us.

        - Network agreed to pay a total of $2.2 million of its debts and obligations to be applied first towards trade payables that are not more than 15 days old, then to other trade payables of Network and thereafter to the general debts and obligations of Network.

        - Network and we agreed to enter into a new Network Management Agreement prior to April 25, 2001, consistent with the terms of the Settlement Agreement. This new Network Management Agreement is to provide that we are to render management services to Network with our employees the compensation and benefits of which shall be paid by Network. The accounting and financial functions are to be managed exclusively by a management team headed by persons designated by or appointed with the approval of the principal shareholders of Network.

        - The parties expressly agreed that the financial statements and results of operations of Network are to be consolidated with our financial statements while the Network Management Agreement is in effect. The parties also agreed to perform all reasonable acts to effectuate such consolidation without any further consideration. The Settlement Agreement in its current form is insufficient to provide for this intended consolidation without additional terms, conditions or provisions that must be added to the Network Management Agreement to meet consolidation requirements. The Settlement Agreements provides that the Network Management Agreement may be terminated upon the occurrence of any of the following:

                        - Any change to the Network Management or interference with the operations of Network without the express written consent of the new principal shareholders of Network.



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                        -       The sale of Network to a third party which may
                        not take place until after January 1, 2002; or

                        - The breach by us of any material provision of the Settlement Agreement.

        - Except for the Network Management Agreement provided for in the Settlement Agreement, all other agreements among the parties, including the prior Management Agreement and Provider Agreement between PrimeRx and us were terminated as of March 26, 2001.

        - In addition to the ownership restructuring and other transactions described above, all of the parties to the Settlement Agreement agreed to grant to each other and their related affiliates mutual general releases.

                Our relationship with the principal shareholders of PrimeRx has been troubled. The principal shareholders of PrimeRx have sued us, and we recently filed a claim against the principal shareholders. We believe the intention of the parties to the Settlement Agreement is to resolve all outstanding disputes among them; however, the Settlement Agreement requires certain actions to be taken during 2001, the performance of which cannot be assured. Further, while the parties expressly agreed to provide for the consolidation of the Network financial statements with ours, and further agreed to take such additional acts as may be necessary or required to accomplish this intention, we may not be able to consolidate the financial statements of Network with ours. If we are not able to include Network's financial statements in our consolidated financial statements, we will be required to write-off a portion of the goodwill recorded at the time of our acquisition of our ownership interest in PrimeRx, which was $33.9 million at December 31, 2000. Further, it is likely that our future revenues attributable to our pharmacy services, which amounted to approximately $53.7 million for the nine (9) month period ended December 31, 2000, will be adversely impacted to the extent we are not able to consolidate the results of operations of Network with ours. Even if we are able to consolidate Network's financial statements, we may be required to write-off a portion of the original PrimeRx goodwill due to the current valuation of our stock.

                At the present time, we are analyzing the financial impact of the Settlement Agreement on our financial condition and results of operations. Until this analysis has been completed, and we are able to confirm, among other items, our ability to consolidate the financial statements of Network with ours on a going-forward basis, we are unable to describe the financial impact of the Settlement Agreement on our financial condition or results of operations.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

        NOT APPLICABLE



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        NOT APPLICABLE

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        NOT APPLICABLE

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

        NOT APPLICABLE

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a)     FINANCIAL STATEMENTS

                NOT APPLICABLE

        (b)     PROFORMA FINANCIAL INFORMATION.

                Proforma financial information will be filed by amendment on or before June 11, 2001.

        (c)     EXHIBITS.


     EXHIBIT
     NUMBER       DESCRIPTION                                    LOCATION
     10.16        Settlement Agreement and Mutual Releases       Filed herewith
                  dated March 19, 2001                           electronically


ITEM 8. CHANGE IN FISCAL YEAR

        NOT APPLICABLE

ITEM 9. REGULATION FD DISCLOSURE

        NOT APPLICABLE



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                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       E-MEDSOFT.COM
                                       (Registrant)



Date: April 11, 2001                   By:  /s/ Margaret Harris
                                           -------------------------------------
                                           Margaret Harris,
                                           Chief Financial Officer



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                                  EXHIBIT INDEX




10.16     Settlement Agreement and Mutual Releases dated March 19, 2001



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